Exhibit 99.3

Oaktree Specialty Lending Corporation Announces Permanent Base Management Fee Reduction

LOS ANGELES, CA, April 30, 2024 – Oaktree Specialty Lending Corporation (NASDAQ:OCSL) (“OCSL” or the “Company”) today announced a permanent reduction in its base management fee. Effective July 1, 2024, the base management fee will be reduced to an annual rate of 1.00% from 1.50% on gross assets, including any investments made with borrowings, but excluding any cash and cash equivalents. The new base management fee will be calculated net of the base management fees that Oaktree Fund Advisers, LLC (“Oaktree”), OCSL’s investment adviser, waived as part of the merger of Oaktree Strategic Income II, Inc. into the Company (the “OSI2 Merger”), which expire on January 23, 2025.

The new base management fee is expected to increase OCSL’s net investment income per share by approximately $0.15 annually. This equates to an estimated 0.8% improvement in the Company’s return on adjusted net investment income, representing a 7% increase from current levels.

Armen Panossian, Chief Executive Officer and Chief Investment Officer of OCSL, said, “We believe this permanent change to our fee structure demonstrates Oaktree’s strong commitment to aligning its interests with shareholders. We have successfully grown OCSL since taking over as its investment adviser and this reduction in fees means that a larger portion of our investment income will flow to our shareholders. Today’s announcement significantly enhances our earnings power and reinforces our dedication to maximizing shareholder value over the long term.”

In addition, Oaktree waived additional base management fees such that the total amount of waived base management fees (including those previously waived) will be $1.5 million for each of the three months ended March 31, 2024 and June 30, 2024.

About Oaktree Specialty Lending Corporation

Oaktree Specialty Lending Corporation (NASDAQ:OCSL) is a specialty finance company dedicated to providing customized one-stop credit solutions to companies with limited access to public or syndicated capital markets. OCSL’s investment objective is to generate current income and capital appreciation by providing companies with flexible and innovative financing solutions including first and second lien loans, unsecured and mezzanine loans, and preferred equity. OCSL is regulated as a business development company under the Investment Company Act of 1940, as amended, and is managed by Oaktree Fund Advisors, LLC, an affiliate of Oaktree Capital Management, L.P. For additional information, please visit OCSL’s website at www.oaktreespecialtylending.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: future operating results of the Company and distribution projections; business prospects of the Company and the prospects of its portfolio companies; and the impact of the investments that the Company expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,”

“should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) changes in the economy, financial markets and political environment, including the impacts of inflation and elevated interest rates; (ii) risks associated with possible disruption in the operations of the Company or the economy generally due to terrorism, war or other geopolitical conflict (including the current conflicts in Ukraine and Israel), natural disasters, pandemics or cybersecurity incidents; (iii) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (iv) conditions in the Company’s operating areas, particularly with respect to business development companies or regulated investment companies; and (v) other considerations that may be disclosed from time to time in the Company’s publicly disseminated documents and filings. The Company has based the forward-looking statements included in this press release on information available to it on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that the Company in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Michael Mosticchio

(212) 284-7869

mmosticchio@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com